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EXHIBIT 10.30




                          ASTORIA FINANCIAL CORPORATION
                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                         (AS AMENDED DECEMBER 17, 1997)


I.       PURPOSE

         The purpose of the Astoria Financial Corporation (the "Holding Company") 1993 Stock Option Plan for Outside Directors of the Holding Company and its affiliates, including the outside directors of Astoria Federal Savings and Loan Association (the "Association") (the "Directors' Option Plan" or the "Plan") is to promote the growth and profitability of the Holding Company and the Association by providing outside directors of the Holding Company and its affiliates with an incentive to achieve long-term objectives of the Holding Company and to attract and retain non-employee directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Holding Company.

II.      GRANT OF OPTIONS

         (a) Initial Grant. Each outside director with service in excess of two years (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Holding Company or any of its affiliates not also serving as a full-time employee of the Holding Company or any of its affiliates), who is serving in such capacity on the date of the Holding Company's initial public offering and at the effective date of this Directors' Option Plan, is hereby granted non-statutory stock options to purchase 38,157 shares of the common stock of the Holding Company ("Common Stock"), subject to adjustment as provided in Section IV hereof. Each Outside Director with less than two years of service at the time of the Conversion is hereby granted non-statutory stock options to purchase 10,177 shares of Common Stock, subject to adjustment as provided in Section IV hereof.

         The purchase price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be the initial public offering price of the Common Stock sold in connection with the conversion of the Association to the stock form. The effective date of these initial grants shall be the effective date of the Directors' Option Plan as defined in Section V hereof ("Effective Date").

         (b) Grants to Subsequent Outside Directors. To the extent options are available for grant under the Directors' Option Plan, each Outside Director who is first appointed as a director subsequent to the Effective Date ("Subsequent Outside Director") is hereby granted, as of the date on which such Subsequent Outside Director is qualified and first begins to serve as an Outside Director, non-statutory stock options to purchase 10,177 shares of Common Stock, subject to adjustment pursuant to Section IV, or to purchase such lesser number of shares of

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Common Stock as remain in this Directors' Option Plan.

         The purchase price per share of the Common Stock deliverable upon exercise of such option shall equal the Fair Market Value of the Common Stock on the date of the grant of this option as determined under paragraph (d) of this
Section II.

         If options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant of options under Section II(b) hereof to any Subsequent Outside Director first elected subsequent to the Effective Date, and thereafter options become available, such Subsequent Outside Director shall then receive options to purchase an amount of shares of Common Stock, determined by dividing pro rata among each Subsequent Outside Director, options for the number of shares then available under the Outside Directors' Plan, not to exceed options for shares with the values set forth in the preceding two paragraphs with respect to Subsequent Outside Directors, subject to adjustment under
Section IV as appropriate. The date of grant shall be the date options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such options shall equal the Fair Market Value of the Common Stock on the date the option is granted as determined under paragraph
(d) of this Section II.

         (c) Ineligibility. An option under the Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Company or the Association and in such capacity was eligible to receive any options to purchase Common Stock.

         (d) Fair Market Value. For purposes of the Directors' Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the bid and ask prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the effective date of the grant, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. For purposes of the grant of options in the Conversion as defined in Section V hereof, of the Association, Fair Market Value shall mean the initial public offering price of the Common Stock ($25.00 per share).

III.     TERMS AND CONDITIONS

         (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Holding Company and the recipient specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

         (b) Vesting. Each option granted pursuant to Section II(a) or (b) hereof shall become exercisable in three annual installments of thirty-three and one-third percent (33 1/3%). The first installment of options granted pursuant to Section II(a) shall vest on the tenth business day of January 1995. The first installment of options granted pursuant to Section II(b) shall vest on the tenth business day of the January following that date on which such Subsequent Outside

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Director is qualified and first begins to serve as an Outside Director.

         (c) Manner of Exercise. The option when exercisable may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chief Executive Officer of the Holding Company signed by the recipient. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in Section II(a) or (b) hereof) in cash or shares of previously acquired Common Stock of the Holding Company at the Fair Market Value of such shares determined on the exercise date by the manner described in Section II(d) above.

         (d) Transferability. Each option granted hereby may be exercised only by the recipient to whom it is issued, or in the event of the Outside Director's death, his or her personal representative(s) or designee(s), heir(s) or devisee(s) pursuant to the terms of Section III hereof; provided, however, that an optionee may, at any time at or after the grant of an option under the Plan, apply to the Compensation Committee of the Board of Directors ("Committee") for approval to transfer all or any portion of such option which is then unexercised to such optionee's spouse, and the lineal ascendents and lineal descendants of such optionee or his spouse, or any one or more of them, or to an entity wholly owned by (including but not limited to a trust the exclusive beneficiaries of which are) one or more of them or wholly owned jointly by one or more of them and the optionee The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Holding Company given in such form and manner as the Committee may prescribe and actually received by the Holding Company prior to the death of the person giving it. Thereafter, the transferee shall have with respect to such option, all of the rights, privileges and obligations which would attach thereunder to the transferor. If a privilege of the option depends on the life, employment or other status of the transferor, such privilege of the option for the transferee shall continue to depend upon the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

         (e) Termination of Service. Upon the termination of a recipient's service for any reason other than disability, retirement, Change in Control, death or removal for cause, the participant's stock options shall be exercisable only as to those shares which were immediately purchasable by the recipient at the date of termination.

         In the event of death or disability of any recipient, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable by the recipient or the recipient's legal representatives or beneficiaries. Upon termination of the recipient's service due to retirement, or a Change in Control, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable. However, shares of Common Stock acquired through the exercise of options granted under Section II may not be sold or otherwise disposed of for a period of one year from the date of grant of the option. For purposes of this plan the following terms are defined:

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                  (i) "Change in Control" for purposes of this Plan, a "Change in Control" of the Association or Company shall mean an event of a nature that; (1) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (2) results in a Change in Control of the Association or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (3) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association or the Company representing 20% or more of the Association's or the Company's outstanding securities except for any securities of the Association purchased by the Company in connection with the conversion of the Association to the stock form and any securities purchased by any tax-qualified employee benefit plan of the Association; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction occurs in which the Association or Company is not the resulting entity; or (D) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Association or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Association or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Association or the Company.

                  (ii) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an outside director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said recipient's lifetime.


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                  (iii) "Retirement" means the termination of service from the board of directors of the Association and/or the Company following written notice to the Board as a whole of such Director's intention to retire or retirement as determined by the Association's bylaws.

         (f) Termination of Option. Each option shall expire upon the earlier of
(i) one hundred and twenty (120) months following the date of grant, or (ii) one
(1) year following the date on which the Outside Director ceases to serve in such capacity for any reason other than removal for cause. Provided, however, that if the recipient's service on the Board of Directors is terminated for any reason other than being removed for cause prior to the date the Plan is presented to the shareholders of the Company for ratification, the option may not be exercised prior to the date of the shareholders' meeting regarding such ratification but shall remain exercisable for a period of one year from the date of such meeting. If the Outside Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Outside Director's beneficiary, personal representative(s), heir(s) or devisee(s) at any time within the one (1) year period following his or her death; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date of its grant. If the Outside Director is removed for cause, all options awarded to him shall expire upon such removal.

IV.      COMMON STOCK SUBJECT TO THE DIRECTORS' OPTION PLAN

         The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Holding Company as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 286,983 shares of the Common Stock of the Holding Company, par value $.01 per share, subject to adjustments pursuant to this Section IV. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors' Option Plan.

         In the event of any change or changes in the outstanding Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Directors' Option Plan and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to recipient under the Directors' Option Plan.

V.       EFFECTIVE DATE OF THE PLAN; SHAREHOLDER RATIFICATION

         The Directors' Option Plan after adoption by the Board of Directors shall become effective

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upon the conversion of the Association from the mutual to capital stock form of ownership and the acquisition of the Association by the Holding Company (the "Conversion"). Following Conversion, the Directors' Option Plan shall be presented to shareholders of the Company for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; and (ii) maintaining listing on the Nasdaq National Market; provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan and the options granted hereunder.

VI       TERMINATION OF THE PLAN

         The right to grant options under the Directors' Option Plan will terminate automatically upon the earlier of ten years after the Effective Date of the Plan or the issuance 287,453 shares of Common Stock (the maximum number of shares of Common Stock reserved for under this Plan) subject to adjustment pursuant to Section IV hereof. A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the Directors' Option Plan for any other reason; provided, however, no such termination shall, without the consent of the affected recipient, affect such recipient's rights under a previously granted option.

VII.     AMENDMENT OF THE PLAN

         The Directors' Option Plan may be amended from time to time by the Board of Directors of the Company provided that Section II and III hereof shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in
Section IV hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If the Directors' Option Plan becomes qualified under 17 C.F.R. Section 240.16(b)-3 ("Rule 16(b)-3") of the rules and regulations promulgated under the Exchange Act and an amendment would require shareholder approval under such Rule 16(b)-3 to retain the Plan's qualification, then subject to the discretion of the Board of Directors of the Holding Company, such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

VIII.    APPLICABLE LAW

         The Plan will be administered in accordance with the laws of the State of New York to the extent not preempted by federal law.

IX.      COMPLIANCE WITH SECTION 16

         If this Plan is qualified under Rule 16b-3 transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To

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the extent that any provision of the Plan fails to so comply, such provision shall be deemed null and void, to the extent permitted by law.

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